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                                                                       EXHIBIT 1


                        CERTIFICATE AND PLAN OF MERGER OF
                     GRALNICK INDUSTRIES LIMITED PARTNERSHIP
                         (a Nevada limited partnership)
                                  with and into
                                  CAPTIVA, LTD.
                          (a Texas limited partnership)



         This Plan of Merger ("Plan") is entered into effective this the 8th day of February, 1995, by and between Gralnick Industries Limited Partnership, a Nevada limited partnership, ("Industries") and Captiva, Ltd., a Texas limited partnership, ("Captiva"), and is as follows:

                                   WITNESSETH

         WHEREAS, Industries was formed as a Nevada limited partnership under and pursuant to that certain Limited Partnership Agreement dated December 23, 1993 ("Industries Agreement"); and

         WHEREAS, Captiva was formed as a Texas limited partnership under and pursuant to that certain Limited Partnership Agreement dated February 8, 1995 ("Captiva Agreement"); and

         WHEREAS, acting pursuant to Section 2.11 of the Texas Revised Limited Partnership Act (the "Act"), all partners, general and limited, of Industries and Captiva have approved and consented to the Plan set forth below under which Industries will be merged with and into Captiva, and Captiva will be the surviving limited partnership:

         NOW, THEREFORE, it is agreed as follows:

         1. The name and domicile of each party to this Plan are as follows:

                           Gralnick Industries Limited Partnership
                           Nevada

                           Captiva, Ltd.
                           Texas

The name and domicile of the limited partnership which will survive the merger are:

                           Captiva, Ltd.
                           Texas

         2.       The terms and conditions of the Plan are as follows:

The values of the respective properties and assets of Industries and Captiva have been determined
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and agreed upon by all partners, general and limited, of each partnership. All partners of Industries, general and limited, shall become limited partners in Captiva. The partners of Industries will be deemed to have contributed property to Captiva, in proportion to their percentage interests in Industries immediately before the effective date of this Plan, and will receive percentage interests in Captiva based upon the respective values of their deemed contributions, all in accordance with the terms and conditions of the Captiva Agreement.

         3. Each partner, general and limited, of Industries will receive a limited partnership interest in Captiva in the manner set forth in paragraph 2, above. Other than limited partnership interests, no cash, property or other asset shall be distributed to any partner of any party to this Plan.

         4. The Certificate of Limited Partnership of Captiva, as the surviving limited partnership is set forth and attached as Exhibit A to this Plan.

         5. To the extent that either the Industries Agreement or the Captiva Agreement conflicts with any term or provision of this Plan, this Plan shall be deemed an amendment to the applicable agreement, adopted by all of the partners of the applicable limited partnership.

         6. This Plan is adopted in accordance with Section 2.11 of the Act. The merger shall be effective upon the filing of this Certificate and Plan of Merger.

         This Plan has been adopted by all partners of Industries and Captiva, effective as of the date first above written.

                                    CAPTIVA, LTD.

                                    BY: KLEE & COMPANY, L.L.C.,
                                         General Partner


                                         By:
                                            ------------------------------------
                                                 Helene Gralnick, Manager

                                    GRALNICK INDUSTRIES LIMITED PARTNERSHIP


                                    By:
                                       -----------------------------------------
                                         Helene Gralnick, Trustee of the
                                         Helene Gralnick Trust




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                                    LIMITED PARTNER JOINDER:


                                    --------------------------------------------
                                    Helene Gralnick


                                    --------------------------------------------
                                    Helene Gralnick, Trustee of the
                                    Helene Gralnick Trust






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